Monaker Group, Inc. 8-K

Exhibit 10.2

FIRST AMENDMENT TO

PREFERRED STOCK EXCHANGE AGREEMENT

This First Amendment to Preferred Stock Exchange Agreement (this “Agreement”), dated May 10, 2021 and effective as of May 6, 2021 (the “Effective Date”), amends that certain Preferred Stock Exchange Agreement dated May 6, 2021 (the “Exchange Agreement”), by and between Monaker Group, Inc., a Nevada corporation (the “Company”) and International Financial Enterprise Bank, Inc. (“IFEB”), each a “Party” and collectively the “Parties”. Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Exchange Agreement.

WHEREAS, subsequent to entering into the Exchange Agreement, IFEB determined that the designation of IFEB’s Series A preferred shares requires the approval of its regulator, the Office of the Commissioner of Financial Institutions of Puerto Rico (the “OCIF”), and further requires a formal filing with the Secretary of State of Puerto Rico; and

WHEREAS, as a result of the above, the Parties desire to amend the Exchange Agreement to include the approval of OCIF, and the filing of a formal designation with the Secretary of State of Puerto Rico, as conditions to closing the transactions contemplated by the Exchange Agreement, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the Parties hereby acknowledge and confirm the receipt and sufficiency thereof, the Parties hereto agree as follows:

1.

Amendment to Agreement.

(a)

Effective as of the Effective Date, the Exchange Agreement is amended to include a new Section 6.1.4 as follows:

“6.1.4. OCIF Approval; Board Designation and Filings; and Company Approval of Series a Preferred Stock Designation. IFEB shall have received the approval of the Office of the Commissioner of Financial Institutions of Puerto Rico (“OCIF”) to issue preferred stock, including the Series A preferred stock; the Board of Directors of IFEB shall have approved the designation of the Series A preferred stock (“Designation”), and the Designation shall have been duly filed with the Secretary of State of Puerto Rico. The Company shall also have approved the terms of the Designation.”

(b)

Effective as of the Effective Date, the Exchange Agreement is amended to include a new Section 6.2.4 as follows:

“6.2.4. OCIF Approval; Board Designation and Filings. IFEB shall have received the approval of OCIF to issue preferred stock, including the Series A preferred stock; the Board of Directors shall have approved the Designation, and the Designation shall have been duly filed with the Secretary of State of Puerto Rico.”;

First Amendment to Preferred Stock Exchange Agreement

May 10, 2021

(c)               Effective as of the Effective Date, the Exchange Agreement is amended to include a new Section 6A. as follows:

“6A. Right to Terminate. If all of the Conditions to Closing set forth in Section 6 above have not occurred by June 30, 2021, this Agreement and obligations of the Parties hereunder, may be terminated immediately with written notice from either Party to the other. Upon such termination, neither Party shall have any obligations or liability for any of the terms hereof, including, but not limited to, any failure to satisfy any of the conditions to closing set forth herein.”

2.

Consideration. Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

3.

Mutual Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

(a)

Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(b)

The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected; and

(c)

Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

4.

Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

First Amendment to Preferred Stock Exchange Agreement

May 10, 2021

5.

Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Exchange Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Exchange Agreement as modified or amended hereby.

6.

Exchange Agreement to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Exchange Agreement, and the terms and conditions thereof shall remain in full force and effect.

7.

Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

8.

Construction. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

9.

Governing Law. This Agreement shall be governed by the laws of the State of Nevada without regard to choice of law consideration.

10.

Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns.

11.

Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, ..jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

First Amendment to Preferred Stock Exchange Agreement

May 10, 2021

               IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date set forth on the first page hereof to be effective as of the Effective Date.

“Company”

Monaker Group, Inc.

By:	/s/ Bill Kerby

Its:	CEO

Printed Name:	Bill Kerby

“IFEB”

International Financial Enterprise Bank, Inc.

By:	/s/ G. Mark Loreto

Its:	General Counsel

Printed Name:	G. Mark Loreto

First Amendment to Preferred Stock Exchange Agreement

May 10, 2021